UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2022
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SENTI BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	333-262707	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 382-3281
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 13, 2022, the Board of Directors (the “Board”) of Senti Biosciences, Inc., a Delaware corporation (the “Company”), approved letter agreements (the “Severance/CIC Agreements”) with Timothy Lu, the Company’s President and Chief Executive Officer; Curt A. Herberts III, the Company’s Chief Operating Officer; Deborah Knobelman, the Company’s Chief Financial Officer and Philip Lee, the Company’s Chief Technology Officer (each, and “Executive” and collectively, the “Executives”), providing for each Executive’s rights to receive certain severance payments and benefits upon an involuntary termination of his or her respective employment with the Company, which supersede the terms of the Executives’ respective employment offer letter agreements with the Company pertaining to these matters.

The Severance/CIC Agreements provide that in the event of a termination of the Executive’s employment by the Company without cause or the Executive’s resignation for good reason at any time other than within three (3) months prior to or twelve (12) months after the effective date of a change of control of the Company, then subject to the Executive’s delivery to the Company of a general release or claims in favor of the Company and certain other conditions set forth in the applicable Severance/CIC Agreement, the Executive will be entitled to the following benefits: (i) cash severance in an amount equal to nine (9) months (or twelve (12) months, in the case of Dr. Lu) of the Executive’s then-current base salary; (ii) all earned but unpaid annual bonus attributable to the calendar year prior to the year in which the Executive’s employment terminates, plus, in the case of Dr. Lu and Dr. Lee, the amount of such Executive’s target annual bonus for the calendar year in which his employment is terminated, prorated based on the number of days in which his employment termination occurred; and (iii) payment by the Company of the cost of health care coverage at the benefit levels in effect at the time of the Executive’s termination of employment for up to nine (9) months (or twelve (12) months, in the case of Dr. Lu).

Additionally, the Severance/CIC Agreements provide that in the event of a termination of the Executive’s employment by the Company without cause or the Executive’s resignation for good reason at any time within three (3) months prior to or twelve (12) months after the effective date of a change of control of the Company, then subject to the Executive’s delivery to the Company of a general release or claims in favor of the Company and certain other conditions set forth in the applicable Severance/CIC Agreement, the Executive will be entitled to the following benefits: (i) cash severance in an amount equal to twelve (12) months (or eighteen (18) months, in the case of Dr. Lu) of the Executive’s then-current base salary; (ii) all earned but unpaid annual bonus attributable to the calendar year prior to the year in which the Executive’s employment terminates, plus, the full amount of such Executive’s target annual bonus for the calendar year in which his or employment is terminated; (iii) payment by the Company of the cost of health care coverage at the benefit levels in effect at the time of the Executive’s termination of employment for up to eighteen (18) months; and (iv) accelerated vesting of the time-based equity awards (and the time-based vesting conditions of equity awards which vest by a combination of time-based and performance-based vesting conditions) such that the Executive will be deemed fully vested in all such shares as of the effective date of his or her employment termination (subject to any applicable performance-based vesting conditions).

The Severance/CIC Agreements also provide that to the extent Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”), is applicable, each Executive who is then employed with the Company will be entitled to receive the better treatment of: (i) payment of the full amounts set forth above to which the Executive is entitled or (ii) payment of such lesser amount that does not trigger excise taxes under Section 280G.

The foregoing description of the terms of the Severance/CIC Agreements does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Severance/CIC Agreements, which the Company intends to file with the Securities and Exchange Commission as exhibits to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES, INC.

Date:	July 19, 2022	By:	/s/ Tim Lu
		Name:	Tim Lu
		Title:	President and Chief Executive Officer